Exhibit 99.1

Applied Energetics CEO Issues Letter to Shareholders

Tucson, Ariz. – August 14, 2025 — Applied Energetics, Inc. (OTCQB: AERG), a leader in ultrashort pulse directed energy and optical technologies, issued a letter to shareholders from Chris Donaghey, the President and Chief Executive Officer of Applied Energetics.

Dear Shareholders,

The first half of 2025 has been a period of strategic execution and measurable progress for Applied Energetics as we continue advancing our leadership in ultrashort pulse laser (USPL) and directed energy solutions. We achieved critical technical milestones in our Pulsed Lethality for Air Defense – Low Altitude (PLAID™-L) program, including surpassing peak power performance targets in live system testing — an accomplishment highlighted in our recent public announcements. Our internal investments in multi-wavelength capabilities, advanced beam control, and packaging and productization are expanding our addressable market and deepening our relevance to urgent defense priorities.

Throughout the second quarter and into the third, we have accelerated engagement with current and potential customers, partners, and the broader defense innovation community. We showcased our progress through demonstrations, technical briefings, and thought leadership events, reinforcing the transformative potential of our technology. Our expanded engineering team and upgraded facilities are enabling faster development cycles and the ability to integrate our solutions across a broader range of platforms. The reception from U.S. and allied defense organizations has been encouraging, with growing demand signals for systems capable of countering evolving threats such as Group 1-2 UAS, countering electro-optic sensors, as well as applications supporting the Golden Dome for America initiative.

Furthermore, as reflected in the “Subsequent Events” section of the recently filed financial statements, the company recently accepted paid-in capital of just under $3 million to help support our growth and strategic initiatives. Over the next six to 12 months, we expect these initiatives to include: indoor and outdoor testing, additional expansion of our scientific, engineering and corporate personnel, new potential partnerships and engagement with DOD and commercial defense tech integrators, potential uplisting to a national stock market, and continued marketing to the greater defense tech community.

Looking ahead to the remainder of 2025, we also intend to remain focused on completing the next phases of PLAID™-L development, developing and securing additional program awards, and expanding our IP portfolio to protect our technological lead. We are executing a strategy that balances near-term demonstration capacity while building long-term capability, as we endeavor to position Applied Energetics to meet both current and future defense requirements. As I’ve shared in recent communications, our mission extends beyond technology development — we are committed to redefining how directed energy is deployed to safeguard national security and ultimately achieving our vision statement: Directed Energy, AnywhereTM.

Thank you for your continued trust and support as we deliver on that mission.

Sincerely,

Chris Donaghey

President & Chief Executive Officer

Applied Energetics, Inc.

About Applied Energetics, Inc.

Applied Energetics, Inc. specializes in optical fiber-based ultrashort pulse (USP) laser technologies for countering drones, ISR sensors, hypersonic weapons, and other applications.

With 27 patents and 7 patents pending, Applied Energetics’ proprietary architecture enables orders of magnitude size-weight-power reductions, a key differentiator when compared with traditional continuous wave (CW) laser technology with larger footprints. AE’s powerful, dual-use systems are designed for integration and deployment on numerous potential defense platforms for the delivery of high intensity, ultrashort pulses of light to disable or destroy a target. These technologies have applications in both national security and commercial markets. Today, AE’s USP optical technologies are being designed to offer flexibility and power for complex missions in national security such as enhancing layered defense strategies to counter complex threats.

For more information about Applied Energetics and its innovative technologies, please visit www.appliedenergetics.com.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “anticipate,” “estimates,” “plans,” “strategy,” “target,” “prospects,” or “continue,” and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

Applied Energetics, Inc. Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

SOURCE: Applied Energetics, Inc.